UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 19, 2015

UNIFI, INC.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)

Registrant’s telephone number, including area code: (336) 294-4410

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 19, 2015, Unifi, Inc. (the “Registrant”) and its wholly owned subsidiary Unifi Manufacturing, Inc. (“UMI” and together with the Registrant, the “Borrowers”), as borrowers, entered into a Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment”) with Wells Fargo Bank, National Association (the “Agent”), as agent for the lenders (the “Lenders”), which amends the Amended and Restated Credit Agreement, dated as of March 26, 2015, by and among the Borrowers, the Lenders and the Agent, as amended (the “Credit Agreement”). The Credit Agreement relates to a $200 million senior secured credit facility (the “ABL Facility”), consisting of a $100 million revolving credit facility (the “Revolver”) and a term loan that can be increased up to $100 million if certain conditions are met (the “Term Loan”). Certain capitalized terms used but not defined herein have the meanings given to them in the Second Amendment, which is filed as an Exhibit to this Form 8-K, or in the Credit Agreement, which has been filed by the Registrant as an Exhibit to previous reports under the Securities Exchange Act of 1934, as amended.

The Second Amendment was entered into in connection with the First Reset Date originally contemplated by the Credit Agreement, which provides for an increase to the Term Loan once per fiscal year. The Second Amendment updates, on a one-time basis, a component of the formula that determines the allowable amount of the increase in the Term Loan. As a result of the Second Amendment and the First Reset Date, the amount outstanding under the Term Loan, as of November 19, 2015, increased by $17 million to $95 million. The Borrowers simultaneously repaid $17 million of amounts previously drawn and outstanding under the Revolver.

Except as set forth above and in the Second Amendment, the Credit Agreement and related documents continue in effect and remain unchanged. The foregoing discussion of the terms of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as an Exhibit.

Other than in respect of the Credit Agreement and related documents, neither the Registrant nor any of its affiliates have any material relationship with any of the other parties to the Credit Agreement and related documents, other than that each of the Lenders has performed, and may in the future perform, various commercial banking, investment banking, underwriting, trust and other financial advisory services for the Registrant and/or its affiliates, for which it has received, and will receive, only customary fees and expenses.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The discussion in Item 1.01 above is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

EXHIBIT NO.                         DESCRIPTION OF EXHIBIT

4.1

Second Amendment to Amended and Restated Credit Agreement, dated as of November 19, 2015, by and among Unifi, Inc. and Unifi Manufacturing, Inc., as borrowers, and Wells Fargo Bank, National Association, as agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.

By:	/s/ W. RANDY EADDY
W. Randy Eaddy
General Counsel and Secretary

Dated:     November 23, 2015

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

4.1

Second Amendment to Amended and Restated Credit Agreement, dated as of November 19, 2015, by and among Unifi, Inc. and Unifi Manufacturing, Inc., as borrowers, and Wells Fargo Bank, National Association, as agent for the Lenders.